Calculation of Filing Fee Tables
S-3
AMERICAN INTERNATIONAL GROUP, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.250% Notes due 2031	457(r)	725,250,000		$ 722,784,150.00	0.0001381	$ 99,816.49
Fees to be Paid	2	Debt	4.750% Notes due 2036	457(r)	580,200,000		$ 579,022,194.00	0.0001381	$ 79,962.96
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,301,806,344.00		$ 179,779.45
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 179,779.45
Offering Note
[1]	EUR625,000,000 aggregate principal amount of the 4.250% Notes due 2031 (the "2031 Notes") will be issued. The $725,250,000 Amount Registered is based on the September 11, 2026 euro/U.S. dollar rate of exchange of EUR1.00/U.S.$1.1604, as announced by the Board of Governors of the Federal Reserve System. The $722,784,150 maximum aggregate offering price is based on an initial public offering price of 99.660% of the aggregate principal amount of the 2031 Notes.

[2]	EUR500,000,000 aggregate principal amount of the 4.750% Notes due 2036 (the "2036 Notes") will be issued. The $580,200,000 Amount Registered is based on the September 11, 2026 euro/U.S. dollar rate of exchange of EUR1.00/U.S.$1.1604, as announced by the Board of Governors of the Federal Reserve System. The $579,022,194 maximum aggregate offering price is based on an initial public offering price of 99.797% of the aggregate principal amount of the 2036 Notes.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,301,806,344.00. The prospectus is a final prospectus for the related offering.